UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2018

Lincoln National Corporation
(Exact Name of Registrant as Specified in its Charter)

Indiana 1-602835-1140070

(State or Other Jurisdiction of Incorporation)

150 N. Radnor Chester Road
(Commission
File Number)
(IRS Employer
Identification No.)

Radnor, PA 19087
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (484) 583-1400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On and effective November 7, 2018, the Board of Directors (the "Board") of Lincoln National Corporation ("LNC" or the "Company"), upon the recommendation of the Corporate Governance Committee of the Board, approved and adopted Amended and Restated Bylaws of the Company (the "Bylaws"), to reduce the percentage of outstanding stock required for shareholders to call a special meeting of shareholders from 25 percent to 10 percent of the outstanding shares of common stock of the Company.  Article 1, Section 2 of the Bylaws permits one or more record holders of shares of outstanding stock of the Company representing in aggregate at least 10 percent of the total number of shares of outstanding stock entitled to vote on the matter or matters to be brought before the proposed special meeting to call a special meeting of stockholders, subject to the requirements set forth in the Bylaws.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
3.1	Amended and Restated Bylaws of LNC

EXHIBIT INDEX

Exhibit No. Description
3.1	Amended and Restated Bylaws of LNC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018	Lincoln National Corporation

By: /s/ Nancy A. Smith
Name: Nancy A. Smith
Title: Senior Vice President and Secretary